EXHIBIT 99.1

ChinaNet Online Holdings, Inc. Announces Effectiveness of Corporate Name Change

BEIJING, Oct. 14, 2020 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq: CNET) ("ChinaNet" or the "Company"), an integrated online advertising, precision marketing, data analytics and other value-added services provider serving enterprise clients, today announced that its corporate name change from “ChinaNet Online Holdings, Inc.” to “ZW Data Action Technologies Inc.” became effective on October 14, 2020. In connection with the name change, our common stock will also begin being traded under a new CUSIP number, 98880R109, at such time. The Nasdaq ticker symbol for the Company’s common stock remains unchanged. Trading under the new name and CUSIP will begin on October 14, 2020.

About ChinaNet Online Holdings, Inc.

Established in 2003 and headquartered in Beijing, China, ChinaNet Online Holdings, Inc. (“ChinaNet” or the “Company”) offers online advertising, precision marketing, data analytics and other value-added services for enterprise clients. Leveraging its fully integrated services platform, proprietary database, and cutting-edge algorithms, ChinaNet delivers customized, result-driven business solutions for small and medium-sized enterprise clients in China. The Company also develops blockchain and artificial intelligence enabled web/mobile applications and software solutions for general public, enterprise clients, and government agencies. More information about the Company can be found at: www.chinanet-online.com.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information, please contact:

Tony Tian, CFA
Weitian Group LLC
Email: ttian@weitianco.com
Phone: +1 732-910-9692